Exhibit 10.59

FuelCell Energy, Inc.
Amended & Restated 2010 Equity Incentive Plan

1.	Purpose of the Plan
The purpose of this FuelCell Energy, Inc. 2010 Equity Incentive Plan (the “Plan”) is to advance the interests of FuelCell Energy, Inc., a Delaware corporation (hereinafter, the “Company”), by stimulating the efforts of employees, directors and consultants who are selected to be participants, aligning the long-term interests of such participants with those of stockholders, heightening the desire of such participants to continue in working toward and contributing to the success of the Company, assisting the Company in competing effectively with other enterprises to attract, motivate and retain the best available individuals for service to the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalent Rights and other Stock Based Awards.

2.	Definitions
As used herein, the following definitions will apply:

(a)	“Administrator” means a committee of the Board authorized pursuant to Section 4 of the Plan to administer the Plan in accordance with the terms and conditions set forth herein.

(b)
“Affiliate” means, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person (“control,” “controlled by” and “under common control with” will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or credit arrangement, as trustee or executor, or otherwise).

(c)
“Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)
“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalent Rights or Other Stock Based Awards.

(e)
“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)	“Awarded Stock” means the Common Stock subject to an Award.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Change in Control” means the occurrence of any of the following events:
(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent or more of the total voting power represented by the Company’s then outstanding voting securities and within three years from the date of such acquisition, a merger or consolidation of the Company with or into the person (or affiliate thereof) holding such beneficial ownership of securities of the Company is consummated; or (2) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (3) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or (4) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(i)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j)	“Common Stock” means the Common Stock, par value $.0001 per share, of the Company, or in the case of Performance Units and certain Other Stock Based Awards, the cash equivalent thereof.

(k)	“Company” means FuelCell Energy, Inc., a Delaware corporation, or any successor thereto.

(l)	“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)	“Director” means a member of the Board.

(n)
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)
“Dividend Equivalent Right” means a credit, made at the discretion of the Administrator, that accrues to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant; provided that no such Dividend Equivalent Right shall be paid out to any Participant prior to the exercise, settlement, vesting or payment of the Award that gives rise to such right.

(p)
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)	“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i)
if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)
if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	in the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator.

(s)	“Fiscal Year” means the fiscal year of the Company.

(t)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)
“Incumbent Directors” means directors who either (i) are Directors as of the effective date of the Plan, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(v)	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)	“Option” means a stock option granted pursuant to the Plan.

(y)
“Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(z)	“Outside Director” means a Director who is not an Employee.

(aa)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)	“Participant” means the holder of an outstanding Award granted under the Plan.

(cc)
“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement based on financial and non-financial measures that may include annual revenue, profits, earnings per share, net income, new orders, customer satisfaction, total shareholder return and other objectives determined by the Administrator. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, in absolute or relative terms (including passage of time and/or against another company or companies), on a per share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

(dd)
“Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan giving rights to receive at a specified future date payment in cash or Common Stock, as determined by the Administrator, with respect to a specified number of shares of Common Stock based on the Company’s performance during a specified period.

(ee)
“Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan giving rights to receive at a specified future date payment in cash or Common Stock, as determined by the Administrator, with respect to a specified unit based on the Company’s performance during a specified period.

(ff)
“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg)	“Plan” means this 2010 Equity Incentive Plan.

(hh)	“Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock award under Section 8, Section 11 or Section 12 of the Plan or issued pursuant to the early exercise of an Option.

(ii)	“Restricted Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis pursuant to Section 11 of the Plan.

(jj)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)	“Service Provider” means an Employee, Director or Consultant.

(mm)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(nn)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a SAR.

(oo)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp)
“Unvested Awards” means Options, Restricted Stock or Other Stock Based Awards that (i) were granted to an individual in connection with such individual’s position as a Service Provider and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3.	Stock Subject to the Plan

(a)
Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 1,291,667*. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan (i) with respect to any portion of an Award that is settled in cash, or (ii) to the extent such Shares are withheld or tendered in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, the number of Shares so tendered shall again be available for issuance pursuant to future Awards under the Plan.

(b)
Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to such expired, terminated or cancelled portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

4.	Administration of the Plan

(a)	Procedure.

(i)
Administration. The Plan will be administered by a committee of the Board that is comprised of directors meeting (i) the “independent director” definition set forth in The NASDAQ Marketplace Rules applicable to the Company, (ii) the “non-employee director” definition set forth in Rule 16b-3 promulgated under the Exchange Act, and (iii) as appropriate, all other Applicable Laws.

(ii)
Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, such Awards will be structured to satisfy such requirements.

(iii)
Rule 16b-3. To the extent that the Administrator determines it to be desirable and necessary to qualify Awards as exempt under Rule 16b-3 or other securities rule or regulation, the transactions contemplated hereunder will be structured to satisfy such requirements.

(iv)
Section 409A. To the extent that the Administrator determines it to be desirable and necessary, Awards will be structured and administered (including the terms and conditions of such Awards as set forth in any applicable Award Agreement) so as to enable such Awards to be exempt under Section 409A of the Code or, to the extent the Award is subject to Section 409A, to comply with the applicable substantive provisions of Section 409A, and to the extent an Award is intended to be so structured and administered, the terms of the Plan and the Award shall be interpreted to comply with Section 409A.

(v)
Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

*Number adjusted on December 3, 2015 as a result of a 1-for-12 reverse stock split.

(b)	Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)	to approve forms of Award Agreements for use under the Plan;

(v)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or paid (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

(viii)
to modify or amend each Award (subject to Section 18), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(ix)
to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise, vesting or payment of an Award that number of Shares or cash having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)	to authorize any person to execute on behalf of the Company any instrument required to implement the grant of an Award previously granted by the Administrator;

(xi)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xii)	to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiii)	to determine whether Awards will be adjusted for Dividend Equivalents;

(xiv)	to create Other Stock Based Awards for issuance under the Plan;

(xv)	to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvi)
to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xvii)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)
No Repricing or Exchange Program without Stockholder Approval. Without the prior approval of the Company’s stockholders, no Award issued under the Plan shall be exchanged for another Award in an exchange program nor shall any Option otherwise have its exercise price reduced.

Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.
Repricing of Options or SARs shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its Exercise Price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its Exercise Price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 12. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

5.	Eligibility
Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.	Limitations

(a)
ISO $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)
No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c)	162(m) Limitation. The following limitations shall apply to Awards under the Plan:

(i)	Option and SAR Share Annual Limit. No Service Provider will be granted, in any Fiscal Year, Options and/or SARs to purchase more than 250,000 Shares.

(ii)
Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii)	The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(iv)
If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7.	Stock Options

(a)
Term of Option. The term of each Option will be ten years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b)	Option Exercise Price and Consideration.

(i)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)	In the case of an Incentive Stock Option

(A)
granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)
granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2)
In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code or for the exemption from treatment as deferred compensation under Section 409A of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)
Waiting Period, Vesting, Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions, including the vesting schedule, that must be satisfied before the Option may be exercised. Any Option granted to a Participant who is not a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least three years. Any Option granted to a Participant who is a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing vesting periods, the Administrator may in its discretion grant Options with a vesting schedule that is less than the applicable period set forth above, or shorten the vesting schedule of an outstanding Option to a period less than the applicable period set forth above, when such Options are granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or are granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business.

(c)
Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i)	cash;

(ii)	check;

(iii)	other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(iv)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)	any combination of the foregoing methods of payment; or

(vi)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)	Exercise of Option.

(i)
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the Record Date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement. Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)
Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)
Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)
Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant’s death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

8.	Restricted Stock

(a)
Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Subject to Section 6(c)(ii) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock. Notwithstanding the preceding sentence, (i) any Restricted Stock granted to a Participant who is not a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least three years, and (ii) any Restricted Stock granted to a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing vesting periods, the Administrator may in its discretion grant Restricted Stock with a vesting schedule that is less than the applicable period set forth above, or shorten the vesting schedule of outstanding Restricted Stock to a period less than the applicable period set forth above, when such Restricted Stock is granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or is granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business.

(b)
Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)
Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)
Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.

(f)
Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)
Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)
Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.	Stock Appreciation Rights

(a)
Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)	Number of Shares. Subject to Section 6(c)(i) of the Plan, the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c)
Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. Any SAR granted to a Participant who is not a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least three years. Any SAR granted to a Participant who is a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing vesting periods, the Administrator may in its discretion grant SARs with a vesting schedule that is less than the applicable period set forth above, or shorten the vesting schedule of an outstanding SAR to a period less than the applicable period set forth above, when such SARs are granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or are granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business.

(d)
Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine; provided that each SAR shall have a term that is not longer than ten years from the date of grant.

(e)
SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f)
Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.

(g)	Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	The number of Shares with respect to which the SAR is exercised.
At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.	Performance Units and Performance Shares

(a)
Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6(c)(ii), the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)
Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)
Performance Objectives and Other Terms. The Administrator will set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives must be met will be called the “Performance Period.” The Performance Period shall be such period as determined by the Administrator, which period shall not be less than one year, provided that, the Administrator may in its discretion provide a Performance Period of less than one year, or shorten the Performance Period, when the Performance Units or Performance Shares are granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or are granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)
Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(e)
Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period as determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)
Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.	Restricted Stock Units
Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Restricted Stock Units will be subject to such terms and conditions (including but not limited to those relating to vesting, performance goals and performance periods) as determined by the Administrator, subject to such rules and limitations as are consistent with, as applicable, the provisions of the Plan applicable to Restricted Stock, Performance Units and Performance Shares.

12.	Other Stock Based Awards
Other Stock Based Awards may be granted separately, in addition to, or in lieu of other Awards granted under the Plan or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights. Any Other Stock Based Award pursuant to which vesting, settlement, exercise or payment is based on completion of a prescribed service period or passage of time and (i) which is granted to a Participant who is not a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least three years or (ii) which is granted to a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing, the Administrator may in its discretion grant Other Stock Based Awards with a vesting, settlement, exercise or payment schedule that is less than the applicable period set forth above, or shorten the vesting, settlement, exercise or payment schedule of an outstanding Other Stock Based Award, when such awards are granted to Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or are granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business. In the case of an Other Stock Based Award that vests, is settled or paid or is exercisable upon the attainment of performance goals, the performance period applicable to such Award shall not be less than one year, provided that, a performance period of less than one year may apply as determined by the Administrator when the award is granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or is granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business.

13.	Leaves of Absence
Unless the Administrator provides otherwise, vesting of Awards granted hereunder will continue during any authorized leave of absence provided such leave does not exceed 90 days. If the leave of absence exceeds 90 days, vesting of Awards shall continue as determined by the Administrator. A Service Provider will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91 st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.	Non-Transferability of Awards
An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

15.	Adjustments; Dissolution or Liquidation; Change in Control

(a)
Adjustments. In the event that any dividend (excluding an ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, then the Administrator shall appropriately adjust (consistent, as applicable, with Code Sections 422 and 424) the number and class of Shares which may be delivered under the Plan, the Code Section 162(m) annual share issuance limits under Section 6(c) of the Plan, and the number, class, and price of Shares subject to outstanding Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c)
Change in Control. In the event of a Change in Control, the Administrator in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Administrator to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Administrator may consider equitable and in the best interests of the Company. Notwithstanding the foregoing, any change in Incentive Stock Options shall comply with the rules under Section 424 of the Code and no change may be made to any Award which would make the Award subject to the provisions of Section 409A of the Code.

16.	Date of Grant
The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17.	Term of Plan
Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten years unless terminated earlier under Section 18 of the Plan.

18.	Amendment and Termination of the Plan

(a)
Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan; provided that any material amendment to the Plan shall require shareholder approval in accordance with Rule 4350(i)(1)(A) of The NASDAQ Marketplace Rules applicable to the Company. Adopted by stockholders March 25, 2010. Amended by stockholders on April 5, 2012; amended by the Board of Directors on June 14, 2012; and further amended by stockholders March 27, 2014.

(b)
Effect of Amendment or Termination. Subject to Section 20 of the Plan, no amendment, alteration, suspension or termination of the Plan will materially impair the vested rights of any Participant with respect to any outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, or except as may otherwise be necessary or advisable in order to comply with the requirements of Code Section 409A. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.	Conditions Upon Issuance of Shares

(a)
Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.	Severability
Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable in a manner to the greatest extent possible to conform with the original intent of such provision, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21.	Inability to Obtain Authority
The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.	Stockholder Approval
The Plan will be subject to approval by the stockholders of the Company within twelve months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Adopted by stockholders March 25, 2010. Amended by stockholders on April 5, 2012; amended by the Board of Directors on June 14, 2012; and further amended by stockholders March 27, 2014.